UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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DEL FRISCO’S RESTAURANT GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DEL FRISCO’S RESTAURANT GROUP, INC.

920 S. Kimball Avenue, Suite 100

Southlake, Texas 76092

April 7, 2017

To Our Stockholders:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Del Frisco’s Restaurant Group, Inc. The Annual Meeting will be held on Thursday, May 18, 2017, at 9:00 a.m., local time, at the Del Frisco’s Grille located at 1200 E. Southlake Blvd., Southlake, Texas 76092.

We describe in detail the actions we expect to take at our Annual Meeting in the attached Notice of 2017 Annual Meeting of Stockholders and Proxy Statement.

In addition to the Proxy Statement you should have also received a copy of our Annual Report on Form 10-K for fiscal year 2016, which we encourage you to read. It includes information about our operations as well as our audited, consolidated financial statements. You can also access a copy of our 2016 Annual Report on Form 10-K on the Company’s website at www.dfrg.com.

Please use this opportunity to take part in the affairs of our company by voting on the business to come before the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date, and return the accompanying proxy card or voting instruction card. In some instances, you may also be able to vote your shares on the Internet. See “About the Annual Meeting — How Do I Vote by Proxy?” in the Proxy Statement for more details. Returning the proxy card or voting instruction card or voting on the Internet does not deprive you of your right to attend the Annual Meeting and to vote your shares in person for the matters to be acted upon at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Norman J. Abdallah

President and Chief Executive Officer

DEL FRISCO’S RESTAURANT GROUP, INC.

920 S. Kimball Avenue, Suite 100

Southlake, Texas 76092

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder

Meeting to be Held on May 18, 2017

The Proxy Statement and accompanying Annual Report to Stockholders are available at investor.dfrg.com/annuals.cfm

TIME AND DATE	9:00 a.m., local time, on Thursday, May 18, 2017

LOCATION	Del Frisco’s Grille 1200 E. Southlake Blvd. Southlake, Texas 76092

ITEMS OF BUSINESS	1. To elect the three directors named in the Proxy Statement to hold office until the 2020 annual meeting; and

2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 26, 2017.

Stockholders will also act upon such other matters as may properly come before the Annual Meeting.

RECORD DATE	The stockholders of record at the close of business on March 31, 2017, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy card or voting instruction card and are included in the accompanying Proxy Statement. In some instances, you may also be able to vote your shares on the Internet. You can revoke your proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement.

DEL FRISCO’S RESTAURANT GROUP, INC.

920 S. Kimball Avenue, Suite 100

Southlake, Texas 76092

PROXY STATEMENT

We are providing these proxy materials in connection with the 2017 Annual Meeting of Stockholders of Del Frisco’s Restaurant Group, Inc. This Proxy Statement, the accompanying proxy card or voting instruction card, and the Company’s 2016 Annual Report on Form 10-K were first mailed to stockholders on or about April 10, 2017. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it carefully. Unless the context otherwise indicates, references to “Del Frisco’s Restaurant Group,” “our company,” “the Company,” “us,” “we” and “our” refer to Del Frisco’s Restaurant Group, Inc. and its consolidated subsidiaries.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of the Company is soliciting your vote in connection with the 2017 Annual Meeting of Stockholders.

What is the purpose of the Annual Meeting?

The meeting will be the Company’s Annual Meeting of Stockholders. You will be voting on the following matters at the Annual Meeting:

1.	Election of the three Class II directors named in the Proxy Statement to hold office until the 2020 annual meeting; and

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 26, 2017.

Stockholders will also act upon any other business that may properly come before the Annual Meeting.

How does the Board of Directors recommend I vote?

The Board of Directors recommends a vote:

1.	For the election of David B. Barr, Pauline J. Brown and William Lamar Jr. as Class II directors; and

2.	For the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 26, 2017.

Who is entitled to vote at the Annual Meeting?

The Board of Directors set March 31, 2017 as the record date for the Annual Meeting, or the Record Date. All stockholders who owned common stock of the Company at the close of business on the Record Date may attend and vote at the Annual Meeting.

Who is entitled to attend the Annual Meeting?

Only persons with evidence of stock ownership as of the Record Date or who are invited guests of the Company may attend and be admitted to the Annual Meeting. Stockholders with evidence of stock ownership as of the Record Date may be accompanied by one guest. Photo identification will be required (e.g., a valid driver’s license, state identification or passport). If a stockholder’s shares are registered in the name of a broker, trust, bank or other nominee, the stockholder must bring a proxy or a letter from that broker, trust, bank or other nominee or their most recent brokerage account statement that confirms that the stockholder was a beneficial owner of shares of stock of the Company as of the Record Date.

Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the Annual Meeting.

How many votes can be cast by stockholders?

Each share of common stock is entitled to one vote. There is no cumulative voting. There were 21,864,324 shares of common stock outstanding and entitled to vote on the Record Date.

How many votes must be present to hold the Annual Meeting?

A majority of the outstanding shares of common stock as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares are counted as present at the Annual Meeting if you are present at the Annual Meeting and vote in person or a proxy card or voting instruction card has been properly submitted by you or on your behalf or, if applicable, you have voted your shares on the Internet. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. A “broker non-vote” is a share of common stock that is beneficially owned by a person or entity and held by a broker or other nominee, but for which the broker or other nominee (1) lacks the discretionary authority to vote on certain matters, and (2) has not received voting instructions from the beneficial owner in respect of those specific matters.

How many votes are required to elect directors and approve the other proposal?

Directors are elected by a plurality of the votes cast. This means that the three individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes will not affect the outcome of the election of directors.

The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the proposal.

How do I vote by proxy?

You can vote your shares by completing and returning the proxy card or voting instruction card accompanying this Proxy Statement. In some instances, you may also be able to vote your shares on the Internet. Please see your proxy card or voting instruction card for more information on how to vote by proxy.

What if I don’t vote for some of the items listed on my proxy card or voting instruction card?

If you return your signed proxy card or voting instruction card in the enclosed envelope or vote on the Internet but do not mark selections, your shares will be voted in accordance with the recommendations of the Board of Directors. In connection therewith, the Board of Directors has designated Norman J. Abdallah, Thomas J. Pennison, Jr. and Kyle D. Gathright as proxies. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card or by Internet vote, your shares will be voted in accordance with your instructions. It is therefore important that you provide instructions to your broker if your shares are held by a broker or other nominee so that your shares will be voted at the Annual Meeting.

If you are a beneficial owner and hold your shares in street name through a broker or other nominee and do not return the voting instruction card or, if applicable, vote your shares on the Internet, the broker or other nominee will vote your shares on each matter at the Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of independent registered public accounting firms. However, brokers do not have the discretion to vote on the uncontested election of directors.

Who pays for the proxy solicitation and how will the Company solicit votes?

The Company bears the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, the Company’s directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or email. These individuals will not be paid any additional compensation for any such solicitation. The Company will request brokers and other nominees who hold shares of common stock in their names to furnish proxy materials to the beneficial owners of such shares. The Company will reimburse such brokers and other nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

Can I change or revoke my vote after I return my proxy card or voting instruction card?

Yes. Even if you sign and return the proxy card or voting instruction card in the form accompanying this Proxy Statement or, if applicable, vote your shares on the Internet, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting by giving written notice to the Secretary of the Company, specifying such revocation. You may also change your vote by timely delivering a valid, later-dated proxy or voting instruction card or, if applicable, by voting again on the Internet, or by voting in person at the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the stockholder of record, you must request, complete and deliver a proxy from your broker or other nominee.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will be asked to elect three directors to serve on the Board of Directors. The Company’s Certificate of Incorporation provides that the Board of Directors shall consist of not fewer than three nor more than 13 directors with the exact number to be determined from time to time by resolution adopted by the Board of Directors. The Board currently consists of seven directors. The Company’s Certificate of Incorporation divides the Board of Directors into three classes with the terms of office of the directors of each Class ending in different years. The terms of directors in Classes II, III and I presently end at the annual meetings in 2017, 2018 and 2019, respectively. Classes I and III each currently has two directors, with Class II having three directors.

The Board of Directors has nominated David B. Barr, Pauline J. Brown and William Lamar, Jr. for election as Class II directors for three-year terms expiring at the 2020 annual meeting. The Board of Directors through use of a third-party search firm identified Ms. Pauline J. Brown as a candidate and recommended that she stand for election.

When elected, a director serves until his or her successor has been duly elected and qualified or until such director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy card or voting instruction card, your shares will be voted for the election of the three nominees recommended by the Board of Directors unless you choose to abstain or vote against any of the nominees. The Company did not receive any stockholder nominations for director.

If any of the nominees for any reason is unable to serve or will not serve, proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or will not serve as a director. Please see “The Board of Directors and Its Committees” below for information about the nominees for election as directors and the current members of the Board of Directors who will continue serving following the Annual Meeting, their business experience and other pertinent information.

Directors are elected by a plurality of the votes cast. This means that the three nominees who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes will not affect the outcome of the election of directors.

The Board of Directors unanimously recommends that you vote FOR all Nominees

PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF KPMG LLP

The Audit Committee has selected KPMG LLP, or KPMG, to audit the consolidated financial statements of the Company as of December 26, 2017, and for the fiscal year then ending. At the Annual Meeting, stockholders will be asked to ratify the selection of KPMG.

The Company has been advised by KPMG that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm’s engagement as auditors, tax advisors and consultants. The Company has also been advised that representatives of KPMG will be present at the Annual Meeting where they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Certificate of Incorporation nor the Company’s bylaws require that stockholders ratify the selection of KPMG as the Company’s independent registered public accounting firm. However, we are requesting ratification because we believe it is a matter of good corporate practice. If the Company’s stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG, but may, nonetheless, retain KPMG as the Company’s independent registered public accountants. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time if it determines that the change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting is necessary to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 26, 2017. Abstentions have the same effect as a vote against the proposal.

The Board of Directors unanimously recommends that you vote FOR the ratification of the selection of KPMG as the Company’s independent registered public accounting firm for the year ending December 26, 2017

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The following table sets forth the names, ages and background information of the nominees for election as directors and the current members of the Board of Directors who will continue serving following the Annual Meeting, as well as each individual’s specific experience, qualifications and skills that led the Board of Directors to conclude that each such nominee/director should serve on the Board of Directors. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter.

Nominees

Name and Experience	Age	Class

David B. Barr has served as a member of the Board of Directors since July 2012. Mr. Barr served as a member of the Company’s Advisory Board from 2008 to July 2012. Mr. Barr has been the Chairman of the Board of Directors of PMTD Restaurants LLC and its affiliates, a franchisee of KFC and Taco Bell, since 1998. In addition, Mr. Barr has served on the board of directors of Capriotti’s Sandwich Shops, Inc., a franchisor of sandwich shops, since 2016; BrightStar Group Holdings, Inc., a franchisor of home healthcare agencies, since 2013, TBC International LLC, a franchisor of fitness boxing clubs, since 2016, and Franworth, LLC, franchise development company, since 2016. Previously, from 2008 to 2015, Mr. Barr was Chairman of the board of directors of Rita Restaurant Corp., the owner and operator of Don Pablo’s Mexican Restaurants and Hops Grill and Brewery. Additionally, Mr. Barr has served on the board of directors of Mrs. Fields Original Cookies, Inc., from 2007 to 2015, and Charles & Colvard Ltd., from 2011 to 2015, and was Chairman of the board of directors of Samuels Jewelers, Inc. from 2000 to 2006. From 1994 to 1998, Mr. Barr served as the Chief Financial Officer and then Chief Executive Officer of the Great American Cookie Company, a franchisor and operator of cookie stores. Mr. Barr began his career with Price Waterhouse in 1986 where he worked until 1991 when he left to join the finance department of Pizza Hut, Inc. Mr. Barr was a licensed certified public accountant in the State of Georgia and a member of the American Institute of Certified Public Accountants from 1991 to 2003. Mr. Barr currently sits on the board of directors of International Franchise Association and the advisory board of the McIntire School of Commerce at the University of Virginia.

Mr. Barr brings extensive knowledge of the restaurant industry to the Board of Directors from his experience with a number of restaurant and retail concepts. His board service for various companies, including as chairman, provides valuable insight to the Board regarding the dynamics and interactions of a board of directors. Mr. Barr’s financial background assists the Board in understanding their responsibilities for our public company reporting of financial information.

	53	II

Pauline J. Brown has served as a member of our Board of Directors since April 2017. Since 2016, Ms. Brown has been a Senior Lecturer at Harvard Business School. Before joining Harvard Business School, Ms. Brown served as Chairman, North America for LVMH Moët Hennessy Louis Vuitton, S.E., a European multinational luxury goods conglomerate, from 2013 to 2015. From 2010 to 2013, Ms. Brown served as an independent advisor to owners and investors in consumer brands. Ms. Brown also formerly served as Managing Director, Consumer and Retail, to The Carlyle Group, Senior Vice President, Corporate Strategy and Global Business Development to Avon Products, Inc., Vice President, Corporate Strategy and New Business Development to Estée Lauder Companies and was a Management Consultant with Bain & Company.

Ms. Brown brings extensive knowledge of the upscale and luxury consumer to the Board of Directors from her experience with several high-end retail concepts. Ms. Brown’s strategic and business development experience across a wide range of consumer brands allows her to provide insight regarding developing and implementing strategies for growing our business, both domestically and internationally. Ms. Brown’s extensive executive experience also provide the Board with meaningful insight regarding the day-to-day challenges management faces.

	50	II

Name and Experience	Age	Class

William Lamar, Jr. has served as a member of our Board of Directors since December 2013. Since 2008, Mr. Lamar has served as President of WBAL, LLC, a management and marketing consulting company, following his retirement from his position as Chief Marketing Officer of McDonald’s USA in 2008. In 24 years with McDonald’s, he held various roles including Regional Vice President and General Manager. Prior to joining McDonald’s, Mr. Lamar was a Vice President of Burrell Advertising. Mr. Lamar is a member of the Board of Directors of SionicMobile and Chairman of the 100 Black Men of Atlanta, Inc.

Mr. Lamar brings extensive knowledge of the restaurant industry to the Board of Directors from his experience in various roles within McDonald’s USA. Mr. Lamar’s marketing and consumer analysis background also provides valuable management experience to the Board’s collective knowledge.

	64	II

Continuing Directors

Name and Experience	Age	Class

Norman J. Abdallah has served as President and Chief Executive Officer since November 2016 and has served as a member of the Board of Directors since July 2012. Mr. Abdallah served as a member of our Advisory Board from March 2011 to July 2012. From September 2014 to November 2016, Mr. Abdallah served as Operating Partner for CIC Partners, a private equity firm, in the role of Chief Executive Officer of TM Restaurant Holdings LLC and Executive Chairman of Willies Grill & Icehouse Holdings LLC. From December 2013 through September 2014, Mr. Abdallah served as Chief Executive Officer of Counter Concepts, LLC, a restaurant investment holding company. From May 2013 through December 2013, Mr. Abdallah served as interim Chief Executive Officer of Dinosaur Bar-B-Que, a restaurant chain. Mr. Abdallah formerly served as the Chief Executive Officer of Romano’s Macaroni Grill, from 2010 through April 2013. Mr. Abdallah has also served as a member of the Board of Directors of California Pizza Kitchen, Inc. since 2011 and Chairman of the Board of Triple Tap Ventures since 2008. Prior to joining Romano’s Macaroni Grill, Mr. Abdallah served as Chief Executive Officer of Restaurants Unlimited Inc., a privately-held multi-concept restaurant company, from 2009 to 2010. Prior to joining Restaurants Unlimited, Mr. Abdallah served as the Chief Executive Officer and Co-Founder of Fired Up, Inc., the parent company of U.S.-based casual dining concept Carino’s Italian, from 1997 to 2008.

Mr. Abdallah brings extensive knowledge of the restaurant industry to the Board of Directors from his experience with a number of national restaurant concepts. In addition, Mr. Abdallah’s service as a chief executive officer of various other restaurant holding companies contributes valuable management experience to the Board’s collective knowledge. Mr. Abdallah’s Board service also provides a direct open channel of communication between the Board and senior management.

	54	III

Name and Experience	Age	Class

Ian R. Carter has served as a member of and Chairman of the Board of Directors on April 1, 2015. Mr. Carter has served as Executive Vice President and President, Development, Architecture and Construction for Hilton Worldwide, a global hospitality company, since October 2012, and previously oversaw Operations since August 2009 for Hilton Worldwide. He previously served as Chief Executive Officer of Hilton International Co. prior to its reacquisition by Hilton Worldwide in February 2006. Prior to joining Hilton International in January 2005, Mr. Carter served as President of Black & Decker Corporation, Middle East, Africa and Asia. Prior to Black & Decker, Mr. Carter spent more than a decade with General Electric Plastics, ultimately serving as President of General Electric Specialty Chemical. Mr. Carter serves as a non-Executive Director on the Board of Burberry Group PLC, where he serves as chairman of the compensation committee, and is president of the Dame Maureen Thomas Foundation for Young People. He serves on the board of advisors of Boston University School of Hospitality Administration and serves as a member of the board of directors for VISIT FLORIDA.	55	I

Mr. Carter’s extensive experience in business development across a wide range of industries allows him to provide insight to the Board of Directors regarding developing and implementing strategies for growing our business. In addition, Mr. Carter’s service as a chief executive officer of various other companies contributes valuable management experience to the Board’s collective knowledge.

Richard L. Davis has served as a member of our Board of Directors since July 2012. Mr. Davis served as a member of our Advisory Board from 2011 to July 2012. Mr. Davis also served as a member of the board of directors of Bi-Lo Holdings, LLC, a grocery company, from 2011 to 2015. Mr. Davis’ 40 year business career has been devoted to managing and developing various businesses in retail, printing services and the restaurant and entertainment industries. Mr. Davis has been the president of Main Street Crossing, a restaurant and live entertainment venue, since 2011. In addition to Main Street Crossing, Mr. Davis was the founder and owner of JoeAuto, a chain of auto repair shops, Extreme Logic, a software training company and Night-Rider Overnight Copy Service, a printing business. Mr. Davis was the CEO of CCG Venture Partners from 1992 to 2010.

Mr. Davis’ extensive experience in business development across a wide range of industries allows him to provide insight to the Board of Directors regarding developing and implementing strategies for growing our business.

	64	II

Mark S. Mednansky has served as a member of our Board of Directors since July 2012. From March 2007 to his retirement in November 2016, Mr. Mednansky served as our Chief Executive Officer. Prior to becoming our Chief Executive Officer, Mr. Mednansky served in senior management roles with Lone Star Steakhouse & Saloon, Inc. From 2005 until March 2007, Mr. Mednansky was the Chief Operating Officer of several Lone Star Steakhouse & Saloon restaurant concepts, including Del Frisco’s and Sullivan’s. Mr. Mednansky also served as Vice President of Operations of the Del Frisco’s and Sullivan’s concepts from 2000 to 2005 and President of the Texas Land & Cattle concept from 2003 to 2006. Mr. Mednansky has over 38 years of restaurant industry experience and 28 years of experience as a senior operations manager. Prior to joining Lone Star Steakhouse & Saloon, Inc., he was Director of Operations for Big Four Restaurants from 1997 to 1998, Director of Culinary Services for Dial Corp. from 1990 to 1997 and Area Manager for Big Four Restaurants from 1985 to 1990.

As the Company’s former Chief Executive Officer, Mr. Mednansky brings a deep understanding of the Company’s business, industry, operations and strategic plan to the Board of Directors. Mr. Mednansky also has extensive institutional knowledge gained through his more than 15 years of experience with the Del Frisco’s and Sullivan’s concepts. In addition, Mr. Mednansky’s other senior leadership and restaurant experience enables him to provide valuable insight and guidance to the Board on our industry as a whole.

	59	III

Meetings of the Board of Directors

The Board of Directors holds regularly scheduled meetings throughout the year and holds additional meetings from time to time as the Board of Directors deems necessary or desirable to carry out its responsibilities. The Board of Directors held six meetings in fiscal 2016. All directors attended at least 75% of all meetings of the Board of Directors and of the Committees thereof on which they served during the year. The Board of Directors has a policy that directors are expected to attend the annual meetings of stockholders absent unusual circumstances. One director attended the 2016 annual meeting of stockholders.

Director Compensation

During 2016, we paid an annual retainer of $47,500 per year to each non-employee director for his services, with an additional $25,000 annual fee for service as the chairperson of the Board; $15,000 as the chairperson of the Audit Committee; $10,000 as chairperson of the Compensation Committee; and $7,500 as chairperson of the Nominating and Corporate Governance Committee. Additionally, non-employee directors may also be compensated for service on any Special Committees of the Board that may be formed from time-to-time. Each non-employee director received an equity grant valued at $75,000 in the form of restricted stock which vest in full on the first anniversary of the grant date.

Mr. Mednansky did not receive any compensation for his services as a director during 2016. Mr. Mednansky’s compensation for services rendered as our Chief Executive Officer is disclosed in the Summary Compensation table below. Prior to his service as President and Chief Executive Officer, Mr. Abdallah qualified as an independent director and therefore received compensation for his services as such, which is included in the Summary Compensation Table below. Accordingly, the Director Compensation Table below does not include director compensation for Mr. Abdallah.

Director Compensation Table

The following table sets forth information concerning the compensation of our independent directors for the fiscal year ended December 27, 2016.

Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)	Total ($)
David B. Barr	82,500	75,000	157,500
Ian R. Carter	72,500	75,000	147,500
Richard L. Davis	47,500	75,000	122,500
William Lamar, Jr.	55,000	75,000	130,000

(1)	These amounts represent the annual retainer earned by each director as well as the directors’ respective fees for serving as chairpersons of the Board, or the Audit, Compensation, Nominating and Corporate Governance or Special Committee.
(2)	The amounts in this column represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718.

Non-Employee Director Reimbursement Practice

We reimburse all directors for reasonable out-of-pocket expenses that they incur in connection with their service as directors.

Additional Information With Respect to Director Equity Awards

The following table summarizes the outstanding equity awards held by our directors other than Norman J. Abdallah and Mark S. Mednansky as of the end of fiscal 2016:

	Option Awards(1)				Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that have not Vested (#)	Market Value of Shares of Stock that have not Vested ($)
	Exercisable (#)	Unexercisable (#)
David B. Barr	18,000	—	$13.00	7/26/2022
	13,500	4,500	$21.26	7/26/2023
	—	—	—	—	4,573	$79,799

Ian R. Carter	—	—	—	—	4,573	$79,799

Richard L. Davis	18,000	—	$13.00	7/26/2022
	13,500	4,500	$21.26	7/26/2023
	—	—	—	—	4,573	$79,799

William Lamar, Jr.	6,895	—	$20.84	8/5/2024
	—	—	—	—	4,573	$79,799

(1)	All options expire on the date that is the 10-year anniversary of the date of grant and vest in four equal installments on the first, second, third and fourth anniversaries of the grant date, except that Mr. Lamar’s grant vested in full on the one year anniversary of the grant date.
(2)	Represents restricted stock granted under the Company’s 2012 Long-Term Equity Incentive Plan on April 1, 2016. Market value calculated based on the closing price of the last business day in the fiscal year ending on December 27, 2016 of $17.45. These shares of restricted stock vested in full on the one year anniversary of the grant date.

Director Independence

The Board of Directors has affirmatively determined that each of Messrs. Barr, Carter, Davis and Lamar and Ms. Brown is independent under NASDAQ rules. Mr. Abdallah was independent until he accepted the position as our President and Chief Executive Officer. NASDAQ’s definition of independence includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings involving the Company, which would prevent a director from being independent.

Board Leadership Structure

The Company’s Principles of Corporate Governance provide that the Board shall periodically evaluate and make a determination regarding whether or not to separate the roles of Chairman and Chief Executive Officer based upon the circumstances. Currently, the roles are separate and the Board is led by an independent non-executive Chairman, Mr. Ian Carter. The Board believes that having Mr. Carter serve as Chairman provides significant advantages to the Board, as it allows Mr. Abdallah to focus on the Company’s day-to-day operations, while allowing the Chairman to lead our Board of Directors in its role of providing oversight and advice to management. Our Principles of Corporate Governance, however, provide us with the flexibility to combine these roles in the future, permitting the roles of Chief Executive Officer and Chairman to be filled by the same individual. This provides our Board of Directors with flexibility to determine whether the two roles should be combined in the future based on our Company’s needs and our Board of Directors’ assessment of our leadership structure from time to time.

In addition, pursuant to the Company’s Principles of Corporate Governance, the independent directors may appoint an independent director to serve as the lead independent director for a period of time as determined by the independent directors as a group. The lead independent director’s responsibilities will include such responsibilities delegated thereto by the Board, and may also include: presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; approving information sent to the Board; approving the agenda and schedule for Board meetings to provide that there is sufficient time for discussion of all agenda items; serving as liaison between the Chairman and the independent directors; and being available for consultation and communication with major stockholders upon request. Any lead independent director shall have the authority to call executive sessions of the independent directors.

The Board’s Role in Risk Oversight

The Board of Directors oversees the Company’s risk management process. The Board oversees a Company-wide approach to risk management, designed to enhance stockholder value, support the achievement of strategic objectives and improve long-term organizational performance. The Board determines the appropriate level of risk for the Company generally, assesses the specific risks faced by the Company and reviews the steps taken by management to manage those risks. The Board’s involvement in setting the Company’s business strategy facilitates these assessments and reviews, culminating in the development of a strategy that reflects both the Board’s and management’s consensus as to appropriate levels of risk and the appropriate measures to manage those risks. Pursuant to this structure, risk is assessed throughout the enterprise, focusing on risks arising out of various aspects of the Company’s strategy and the implementation of that strategy, including financial, legal/compliance, operational/strategic, health and safety, and compensation risks. The Board also considers risk when evaluating proposed transactions and other matters presented to the Board, including acquisitions and financial matters.

While the Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Audit Committee reviews and discusses the Company’s practices with respect to risk assessment and risk management. The Audit Committee also focuses on financial risk, including internal controls, and discusses the Company’s risk profile with the Company’s independent registered public accounting firm. In addition, the Audit Committee oversees the Company’s compliance program with respect to legal and regulatory requirements, including the Company’s codes of conduct and policies and procedures for monitoring compliance and the Company’s policy regarding related party transactions. The Compensation Committee periodically reviews compensation practices and policies to determine whether they encourage excessive risk taking, including an annual review of management’s assessment of the risk associated with the Company’s compensation programs covering its employees, including executives, and discusses the concept of risk as it relates to the Company’s compensation programs. Finally, the Nominating and Corporate Governance Committee manages risks associated with the independence of directors and Board nominees. Management regularly reports on applicable risks to the relevant committee or the Board, as appropriate, including reports on significant Company projects, with additional review or reporting on risks being conducted as needed or as requested by the Board and its committees.

Committees of the Board of Directors

The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these Committees is governed by a charter adopted by the Board of Directors. These charters establish the missions of the respective Committees as well as Committee membership guidelines. They also define the purpose, duties, and responsibilities of each Committee in relation to the Committee’s role in supporting the Board of Directors and assisting the Board in discharging its duties in supervising and governing the Company. The charters are available on the Company’s website at www.dfrg.com by following the links to “Investor Relations” and “Corporate Governance” or upon written request to the Company, as set forth under “Corporate Governance — Availability of Documents” below.

Audit Committee — The primary responsibilities of the Audit Committee are to oversee the accounting and financial reporting processes of our company as well as our subsidiary companies, and to oversee the internal and external audit processes. The Audit Committee also assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information provided to stockholders and others, and the system of internal controls established by management and the Board of Directors. The Audit Committee oversees the independent auditors, including their independence and objectivity. However, the Committee members do not act as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent auditors. The Audit Committee is empowered to retain independent legal counsel and other advisors as it deems necessary or appropriate to assist it in fulfilling its responsibilities, and to approve the fees and other retention terms of the advisors.

From December 29, 2015 to November 21, 2016, the Audit Committee was comprised of Messrs. Abdallah, Barr and Davis, with Mr. Barr serving as chair. Since November 21, 2016, the Audit Committee has been comprised of Messrs. Barr, Davis and Lamar, with Mr. Barr serving as chair. The Board of Directors has determined that each of Messrs. Barr, Davis and Lamar is independent, and Mr. Abdallah was independent during the period on which he served on the Audit Committee prior to accepting the position as our President and Chief Executive Officer, in each case as defined under and required by the federal securities laws and the NASDAQ rules. The Board of Directors has determined that Mr. Barr qualifies as an audit committee financial expert under the federal securities laws and that each member of the Audit Committee has or had the financial sophistication required under NASDAQ rules. The Audit Committee held four meetings in fiscal 2016.

Compensation Committee — The primary responsibility of the Compensation Committee is to periodically review and approve the compensation and other benefits for our employees, officers and independent directors. This includes reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers in light of those goals and objectives, and setting compensation for these officers based on those evaluations. The Compensation Committee also administers and has discretionary authority over the issuance of stock awards under the Company’s 2012 Long-Term Equity Incentive Plan, or the 2012 Plan. The Compensation Committee may delegate authority to review and approve the compensation of our employees to certain of our executive officers, including with respect to awards made under the 2012 Plan. Even where the Compensation Committee does not delegate authority, our executive officers will typically make recommendations to the Compensation Committee regarding compensation to be paid to our employees and the size of grants of stock option, restricted stock and other forms of stock-based compensation.

From December 29, 2015 to November 21, 2016, the Compensation Committee was comprised of Messrs. Abdallah, Carter and Lamar, with Mr. Abdallah serving as chair. Since November 21, 2016, the Compensation Committee has been comprised of Messrs. Barr, Carter and Lamar, with Mr. Lamar serving as chair. Effective April 1, 2017, Ms. Brown joined the Compensation Committee. The Board has determined that each of Messrs. Barr, Carter and Lamar and Ms. Brown are independent, and Mr. Abdallah was independent during the period on which he served on the Compensation Committee prior to accepting the position as our President and Chief Executive Officer, in each case under NASDAQ rules. The Compensation Committee held three meetings in fiscal 2016.

Compensation Committee Interlocks and Insider Participation — During the last completed fiscal year, Messrs. Abdallah, Barr, Carter and Lamar served as members of our Compensation Committee. Mr. Abdallah stepped down from the Compensation Committee when he accepted the position as our President and Chief Executive Officer. None of these directors or our executive officers currently serves or has served during the last completed fiscal year, as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors.

Nominating and Corporate Governance Committee — The Nominating and Corporate Governance Committee oversees all aspects of our corporate governance functions. The committee makes recommendations to the Board of Directors regarding director candidates and assists the Board of Directors in determining the composition of the Board and its committees. The Nominating and Corporate Governance Committee is comprised of Messrs. Barr, Davis and Lamar, with Mr. Lamar serving as chair. Effective April 1, 2017,

Ms. Brown joined the Nominating and Corporate Governance Committee. The Board has determined that each of Messrs. Barr, Davis and Lamar and Ms. Brown are independent under NASDAQ rules. The Nominating and Corporate Governance Committee held three meetings in fiscal 2016.

Director Nomination Procedures

The Board of Directors believes the Board, as a whole, should possess the requisite combination of skills, professional experience, and diversity of backgrounds to oversee the Company’s business. The Board of Directors also believes there are certain attributes each individual director should possess, as reflected in the Board of Directors’ membership criteria. Accordingly, the Board of Directors and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually as well as in the broader context of the Board’s overall composition and the Company’s current and future needs. The Nominating and Corporate Governance Committee is responsible for periodically reviewing with the Board on the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve. This assessment takes into consideration all factors deemed relevant by the Nominating and Corporate Governance Committee, including the matters described above. For incumbent directors, the factors also include past performance on the Board of Directors and its committees. Additionally, our bylaws permit stockholders to nominate director candidates for consideration at the annual meeting of stockholders as discussed in greater detail under “Stockholder Proposals” below. The Nominating and Corporate Governance Committee expects to use a similar process to evaluate candidates nominated by stockholders as the one it uses to evaluate candidates it otherwise identifies.

Contacting the Board of Directors

You can contact the Board of Directors to provide comments, to report concerns, or to ask a question, at the following address: Corporate Secretary, Del Frisco’s Restaurant Group, Inc., 920 S. Kimball Ave., Suite 100, Southlake, TX 76092. You may submit your communication anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items which are unrelated to the duties and responsibilities of the Board should be excluded, such as product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.

You may also communicate online with our Board of Directors as a group through our corporate webpage, www.dfrg.com, by following the lines to “Investor Relations,” “Corporate Governance” and “Contact the Board.”

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company monitors developments in the area of corporate governance and reviews its processes and procedures in light of such developments. Accordingly, the Company reviews federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act as well as various rules promulgated by the SEC and NASDAQ. The Company believes that it has procedures and practices in place which are designed to enhance and protect the interests of its stockholders.

The Board of Directors has approved Principles of Corporate Governance for the Company. The Principles of Corporate Governance address, among other things:

•	The role of the Board of Directors;

•	The composition of the Board of Directors, including size and membership criteria;

•	Service on other boards and audit committees;

•	Functioning of the Board, including regularly held meetings and executive sessions of independent directors;

•	Structure and functioning of the committees of the Board;

•	Director access to management, employees and advisors;

•	Director compensation;

•	Succession planning; and

•	Board and committee performance evaluations.

Codes of Ethics

In addition to the Principles of Corporate Governance, the Board of Directors has adopted a Code of Ethics and Business Conduct. The Code of Ethics, along with the Principles of Corporate Governance, serves as the foundation for the Company’s system of corporate governance. It provides guidance for maintaining ethical behavior, requires that directors and employees comply with applicable laws and regulations, prohibits conflicts of interest, and provides mechanisms for reporting violations of the Company’s policies and procedures.

In the event the Company makes any amendment to, or grants any waiver from, a provision of the Code of Ethics that applies to the principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable SEC rules, the Company will disclose such amendment or waiver and the reasons therefore within four business days of such event on its website at www.dfrg.com.

Availability of Documents

The full text of the Principles of Corporate Governance, the Code of Ethics and Business Conduct, the Charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee as well as the Company’s SEC filings are accessible by following the links to “Investor Relations” and “Corporate Governance” on the Company’s website at www.dfrg.com. The Company will furnish without charge a copy of the foregoing to any person making such a request in writing and stating that he or she is a beneficial owner of common stock of the Company. Requests should be addressed to: Del Frisco’s Restaurant Group, Inc., 920 S. Kimball Avenue, Suite 100, Southlake, Texas 76092, Attention: Investor Relations.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee hereby reports as follows:

1.	Management has primary responsibility for the accuracy and fairness of the Company’s consolidated financial statements as well as the processes employed to prepare the financial statements, and the system of internal control over financial reporting.

2.	The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the Company’s accounting, financial reporting, financial practices and system of internal controls. As part of its oversight role, the Audit Committee has reviewed and discussed with Company’s management the Company’s audited consolidated financial statements included in its 2016 Annual Report on Form 10-K.

3.	The Audit Committee has discussed with the Company’s independent registered public accounting firm, KPMG, the overall scope of and plans for its audit. The Audit Committee has met with KPMG, with and without management present, to discuss the Company’s financial reporting processes and system of internal control over financial reporting in addition to those matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or the PCAOB.

4.	The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG their independence.

5.	Based on the review and discussions referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2016 for filing with the SEC.

David B. Barr, Chair

Richard L. Davis

William Lamar, Jr.

Audit and Non-Audit Fees

Set forth below are the fees paid by the Company to its independent registered public accounting firm, KPMG, for the fiscal periods indicated.

	2016	2015
Audit fees	$515,250	$511,867
All other fees	—	—

Total	$515,250	$511,867

Audit Fees — Consist of fees for professional services provided in connection with the annual audit of the Company’s consolidated financial statements; the reviews of the Company’s quarterly results of operations and reports on Form 10-Q; and the services that an independent auditor would customarily provide in connection with audits of the Company’s subsidiaries, other regulatory filings, and similar engagements for each fiscal year shown, such as attest services, consents, and reviews of documents filed with the SEC.

Pre-Approval Policies and Procedures

In connection with our initial public offering, the Board of Directors adopted a written policy for the pre-approval of certain audit and non-audit services which the Company’s independent registered public accounting firm provides. The policy balances the need to ensure the independence of the Company’s independent registered public accounting firm while recognizing that in certain situations the Company’s independent registered public accounting firm may possess both the technical expertise and knowledge of the Company to best advise the Company on issues and matters in addition to accounting and auditing. In general, the Company’s independent registered public accounting firm cannot be engaged to provide any audit or non-audit services unless the engagement is pre-approved by the Audit Committee in compliance with the Sarbanes-Oxley Act of 2002. Certain basic services may also be pre-approved by the Chairman of the Audit Committee under the policy. However, any service that is not specifically pre-approved under the policy must be specifically pre-approved by the Audit Committee if it is to be provided by the independent registered public accounting firm. All of the fees identified in the table above were approved in accordance with SEC requirements and pursuant to the policies and procedures described above.

EXECUTIVE COMPENSATION

Overview

The compensation provided to all persons who served as our Chief Executive Officer and our two other most highly compensated executive officers during fiscal 2016, or collectively, the Named Executive Officers, is set forth in detail in the tables and narratives that follow this section.

Our Named Executive Officers for fiscal 2016 were:

•	Norman J Abdallah, President and Chief Executive Officer;

•	Mark S. Mednansky, former Chief Executive Officer;

•	Thomas J. Pennison, Jr., Chief Financial Officer; and

•	Ray D. Risley, President, Del Frisco’s Double Eagle Steak House

The Company does not directly employ any individuals other than Mr. Abdallah. All of our other corporate-level employees, including the other Named Executive Officers, are or were employed and compensated by Center Cut Hospitality, Inc., a direct, wholly-owned subsidiary of the Company, or CCH. Nevertheless, our Board of Directors has retained final oversight and responsibility with respect to the compensation provided to the employees of CCH. The compensation of our executive officers is determined by our Compensation Committee and approved by the Board of Directors.

Summary Compensation Table

The following table sets forth information regarding compensation earned by our Named Executive Officers and paid by the Company or CCH, as applicable, during the fiscal years presented:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Norman J. Abdallah	2016	62,308	—	1,796,000	—	320,944	2,179,252
President and Chief Executive Officer

Mark S. Mednansky	2016	490,385	—	500,000	—	44,590	1,034,974
Former Chief Executive Officer	2015	484,615	—	500,000	—	74,988	1,059,604

Thomas J. Pennison, Jr.	2016	300,000	—	300,000	—	39,202	639,202
Chief Financial Officer	2015	296,154	—	500,000	—	51,224	847,378

Ray D. Risley	2016	230,000	—	60,000	—	26,480	316,480
President, Del Frisco’s Double Eagle Steak House

(1)	The amounts in this column include the aggregate grant date fair value of grants of restricted stock and restricted stock units (including performance shares) computed in accordance with Financial Accounting Standards Board ASC Topic 718. The vesting of Mr. Abdallah’s entire award is subject to our stock price reaching $28.00 per share for five consecutive days and is subject to post vesting holding periods, provided that 50% of the award may vest sooner upon the occurrence of a change of control. A portion of each of Mr. Mednansky’s and Mr. Pennison’s awards was subject to the achievement of certain specified EPS performance conditions for fiscal year 2016. The performance conditions were not achieved resulting in the forfeiture of 50% of each of Mr. Mednansky’s and Mr. Pennison’s awards. See note 14 in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 27, 2016.

(2)	Individual breakdowns of amounts included in “All Other Compensation” for the fiscal year ended December 27, 2016 are as follows:

Name	Company Matching Contributions to Deferred Compensation Plan ($)	Health and Life Insurance Premiums ($)	Car Allowance ($)	Director Compensation ($)(a)	Relocation Allowance ($)	Total All Other Compensation ($)
Norman J. Abdallah	—	714	1,385	152,500	166,345	320,944
Mark S. Mednansky	24,760	7,830	12,000	—	—	74,988
Thomas J. Pennison, Jr.	15,000	12,202	12,000	—	—	51,224
Ray D. Risley	5,750	11,730	9,000	—	—	38,068

(a)	Director Compensation includes director fees of $77,500, which consist of the annual retainer paid to non-employee directors prior to becoming the Company’s President and Chief Executive Officer as well as fees for serving as chairperson of the Compensation Committee and as a member of a Special Committee. Also includes the aggregate grant date fair value of the annual equity grant of restricted stock awarded to each non-employee director of $75,000, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718. See “Director Compensation.”

Narrative to Summary Compensation Table

Employee Agreements — Each of our Named Executive Officers has an employment agreement.

Mr. Abdallah — Pursuant to a November 21, 2016 employment agreement entered into between the Company and Mr. Abdallah, Mr. Abdallah’s annual base salary is set at $600,000. This salary is subject to review by the Board of Directors annually in the first quarter of each year and may be increased at the Board’s discretion. In addition, pursuant to this employment agreement, Mr. Abdallah is entitled to participate in all bonus compensation plans that the Company may offer, in accordance with the terms of any such plans and on a level commensurate with his position; provided that such plan shall provide for threshold and maximum payments of 50% and 200% of Executive’s Target Bonus. The target level for his annual bonus is 100% of his annual salary, but entitlement to any such bonus and the amount of any bonus actually paid shall be earned based on the achievement of objective performance metrics established by the compensation committee of the Board. Mr. Abdallah’s employment agreement also provides for certain perquisites, including a relocation allowance of $115,000.

Mr. Mednansky — Pursuant to a February 7, 2011 employment agreement entered into between CCH and Mr. Mednansky, Mr. Mednansky’s annual base salary was set at $400,000. This salary was subject to review by the Board of Directors annually in the first quarter of each year and was subject to increase at the Board’s discretion. Following the completion of an Executive Compensation Analysis performed by Aon Hewitt, the Board of Directors increased Mr. Mednansky’s annual base salary to $500,000 effective as of February 25, 2015 to align his compensation with that of CEOs at peer companies. In addition, pursuant to this employment agreement, Mr. Mednansky was entitled to participate in all bonus compensation plans, in accordance with the terms of such plans. The target level for his annual bonus was at least 50% of his annual salary, but entitlement to any such bonus and the amount of any bonus actually paid to Mr. Mednansky was determined by the Board in its good faith discretion. For each of 2015 and 2016, Mr. Mednansky’s target bonus level was set at 80% of his annual base salary. Mr. Mednansky’s employment agreement also provided for certain perquisites, including an automobile allowance of up to $1,000 per month or use of a Company car, and Company-paid medical and life insurance. Effective November 21, 2016, Mr. Mednansky retired from his position as CEO and his agreement was terminated.

Mr. Pennison — On October 17, 2011, Mr. Pennison entered into an employment agreement to serve as the Company’s Chief Financial Officer. Pursuant to the employment agreement, Mr. Pennison was entitled to a base salary of $250,000. This salary is subject to review by the Board of Directors annually in the first quarter of each year and may be increased at the Board’s discretion. During 2013, Mr. Pennison’s base salary was increased to $275,000. Following the completion of the Aon Hewitt analysis, the Board of Directors increased Mr. Pennison’s annual base salary to $300,000 effective as of February 25, 2015 to align his compensation with that of CFOs at peer companies. In addition, pursuant to this employment agreement, Mr. Pennison is entitled to participate in the Company’s annual incentive plan, with a potential target bonus level set at 50% of his annual base salary, subject to achievement of various performance criteria, and further subject to the Board’s discretion. For each of 2015 and 2016, Mr. Pennison’s target bonus level was set at 50% of his annual base salary. Pursuant to his employment agreement, Mr. Pennison is entitled to certain other benefits, including Company-paid life and health insurance benefits, and an automobile allowance not to exceed $1,000 per month.

Mr. Risley — Effective December 9, 2015, Mr. Risley and CCH entered into an employment agreement. Under this agreement, Mr. Risley is entitled to an annual base salary of $230,000 per year. This salary is subject to annual review by the Company’s Chief Executive Officer who recommends increases to the Compensation Committee for approval. Mr. Risley is also entitled to participate in all bonus compensation and stock plans which are specifically applicable to his position. Accordingly, Mr. Risley participates in the Company’s annual bonus plan described below. For 2016, Mr. Risley’s potential performance bonus target was set at 40% of his annual salary. Mr. Risley is also entitled to Company-paid life and health insurance benefits.

Equity Incentive Plan Awards — As described below in the “Outstanding Equity Awards at 2016 Year End” table, on April 1, 2015, Mr. Mednansky received a grant of 24,631 shares of restricted stock, the vesting of which was subject to the achievement of certain 2015 specified EPS performance metrics and Mr. Pennison received a grant of 24,631 shares of restricted stock, of which 12,316 shares were subject to the same performance metrics. However, these metrics were not achieved for 2015 and, as such, the shares of restricted stock subject to the performance conditions were forfeited by each Named Executive Officer. The remaining shares of restricted stock granted to Mr. Pennison in 2015 which were not subject to performance conditions vest in four equal installments on each of the first four anniversaries of the date of grant, subject to the holders’ continued employment with the Company. On March 10, 2016, Mr. Risley received a grant of 3,574 shares of restricted stock that vest in four equal installments on each of the first four anniversaries of the date of grant, subject to his continued employment with the Company. On April 1, 2016, Mr. Mednansky received a grant of 30,488 shares of restricted stock, of which 15,244 shares were subject to the achievement of certain specified 2016 EPS performance metrics and Mr. Pennison received a grant of 18,293 shares of restricted stock, of which 9,147 shares were subject to the same performance metrics. These metrics were not achieved for 2016 and, as such, the shares of restricted stock subject to the performance conditions were forfeited by each Named Executive Officer. The remaining shares of restricted stock granted to Mr. Mednansky and Mr. Pennison in 2016 which were not subject to performance conditions vest in four equal installments on each of the first four anniversaries of the date of grant, subject to the holders’ continued employment with the Company. Related to Mr. Mednansky’s retirement, the vesting of 3,811 shares from Mr. Mednansky’s April 1, 2016 grant which would have vested on April 1, 2017, was accelerated to November 22, 2016. The remaining shares will vest on pursuant to the original terms of the grant on the second, third and fourth anniversaries of the date of grant, subject to his continued service on the Company’s board of directors. On November 21, 2016, Mr. Abdallah received a grant of 200,000 performance stock units. Each performance right represents a contingent right to receive one restricted stock unit, which represents a contingent right to receive one share of common stock. The performance rights vest as follows: (i) 100,000 performance rights vest upon the Company’s common stock achieving a market price of equal to or greater than $28.00 per share for a minimum of five consecutive trading days; and (ii) 100,000 performance rights vest upon the earlier to occur of (a) a change of control or (b) the Company’s common stock achieving a market price of equal to or greater than $28.00 per share for a minimum of five consecutive trading days.

Non-Equity Incentive Plan Awards — We have an annual cash incentive bonus program in which certain corporate-level employees of the Company and its subsidiaries, including CCH, participate. Under this program, all participants, including our Named Executive Officers, are eligible to receive an annual performance-based bonus equal to a target percentage of their annual salary, based upon their corresponding level of individual responsibility within the organization. Whether an individual’s target is achieved depends upon whether various financial performance metrics tied to each individual’s responsibilities (such as adjusted earnings per share, EBITDA, revenue, etc.) are satisfied. The Chief Executive Officer then recommends a discretionary upward or downward adjustment to each individual’s target bonus (other than his own) based upon such individual’s overall performance and contributions over the prior year. The Chief Executive Officer’s recommendations are reviewed by the Compensation Committee, which retains final discretion in determining the amount of any bonuses actually paid.

Pursuant to his February 7, 2011 employment agreement, Mr. Mednansky’s annual target bonus opportunity under the Company’s current bonus compensation plan was at least 50% of his annual base salary, but entitlement to any such bonus actually paid to Mr. Mednansky was determined by the Board in its good faith discretion. As noted above, the target percentage was 80% for fiscal year 2016. Pursuant to Mr. Pennison’s October 17, 2011 employment agreement, he is eligible for a target annual incentive plan bonus of 50% of his annual base salary, subject to achievement of various performance criteria, and further subject to the Board’s discretion. During 2016, Mr. Risley was eligible for a target annual incentive plan bonus of 40% of his annual base salary, subject to achievement of various performance criteria, and further subject to the Board’s discretion.

We determine performance measures and their associated weightings for each executive based on such executive’s areas of primary responsibility and ability to influence the Company’s financial results.

For 2016, bonuses were determined for each of Messrs. Mednansky, Pennison and Risley, in whole or in part, as applicable, based on achievement of targets for adjusted earnings per share, EBITDA and achievement of certain revenue targets. Mr. Abdallah did not participate in the 2016 non-equity incentive plan.

The Compensation Committee determined that each Named Executive Officer did not achieve his respective quantitative targets under the annual incentive plan for 2016. As such, no bonuses were paid in respect of 2016 performance under the non-equity incentive plan.

Outstanding Equity Awards at 2016 Year-End

The following table sets forth information concerning outstanding equity awards for each of our Named Executive Officers as of December 27, 2016.

	Option Awards					Stock Awards(3)
	Number of securities underlying unexercised options		Option exercise price ($)	Option expiration date		Number of Shares of Stock that have not Vested (#)		Market Value of Shares of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Name	Exercisable (#)	Unexercisable (#)
Norman J. Abdallah	9,000	—	$13.00	7/26/22
	13,500	4,500	$21.26	7/26/23	(1)
						4,573	(4)	$79,799
									200,000	(8)	$3,490,000

Mark S. Mednansky	75,000	25,000	$21.26	7/26/23	(1)
						11,433	(7)	$199,506

Thomas J. Pennison, Jr.	70,000	—	$13.00	7/26/22
	48,750	16,250	$21.26	7/26/23	(1)
	—	—	—	—		9,236	(5)	$161,168
	—	—	—	—		9,146	(6)	$159,598

Ray D. Risley	12,000	—	$13.00	7/26/22
	13,500	4,500	$21.26	7/26/23	(1)
	1,500	1,500	$20.84	8/5/24	(2)
	—	—	—	—		3,186	(5)	$55,596
	—	—	—	—		3,574	(6)	$62,366

(1)	Remaining unvested options vest on July 26, 2017, the fourth anniversary of the grant date.
(2)	Remaining unvested options vest in two equal installments on the third and fourth anniversaries of August 5, 2014, the grant date.
(3)	Represents restricted stock, restricted stock units and performance units granted under the 2012 Plan. Market value calculated based on the closing price of the last business day in the fiscal year ending on December 27, 2016 of $17.45.
(4)	These shares of restricted stock were granted to Mr. Abdallah in respect of his service as a director prior to accepting the position as our President and Chief Executive Officer and vested in full on April 1, 2017, the one year anniversary of the grant date.
(5)	Remaining shares of restricted stock vest in three equal installments on the second, third and fourth anniversaries of April 1, 2015, the grant date.
(6)	These shares of restricted stock vest in four equal installments on the first, second, third and fourth anniversaries of the grant date of March 10, 2016 for Mr. Risley and April 1, 2016 for Mr. Pennison.
(7)	These shares of restricted stock vest in three equal installments on the second, third and fourth anniversaries of April 1, 2016, the grant date. The first vesting was accelerated to November 22, 2016 related to Mr. Mednansky’s retirement.
(8)	The vesting of the entire award is subject to the Company’s stock price reaching $28.00 per share for five consecutive days and is subject to post vesting holding periods, provided that 50% of the award is subject to earlier vesting in the event of a change of control.

Nonqualified Deferred Compensation Plan

CCH maintains the Del Frisco’s Restaurant Group Nonqualified Deferred Compensation Plan under which a select group of highly compensated management employees, generally employees who are at the level of district manager or above, may elect to defer a portion of their annual compensation, including base pay and/or bonuses. Employees who are eligible to participate in this plan are not eligible to participate in the Del Frisco’s Restaurant Group 401(k) Plan. The benefits under the deferred compensation plan are unfunded and evidenced by an account entry credited with the amount deferred each year plus earnings. However, all contributions by the employee and matching contributions by CCH are contributable to a grantor trust, which is invested in certain insurance policies. These assets, although not required by the plan, are segregated to pay benefits to the plan participants. In the event of CCH’s bankruptcy, these assets will be subject to the claims of CCH’s creditors. Each year, plan participants elect a percentage of pay they wish to defer for the following year. Additionally, CCH makes a matching contribution of up to 50% of a participant’s deferrals (although such contributions in 2016 were only 25%), up to the first 20% of a participant’s annual pay contributed to the plan. This matching contribution is also credited to a participant’s account under the plan. Matching contributions vest at a rate of 25% per year over four years. Participants may, consistent with applicable procedures, allocate the amount of deferral and Company contributions credited to their account to or between deemed investment alternatives offered by the plan for purposes of determining earnings on a participant’s account. The plan, however, has no obligation to actually invest any amounts in a participant’s account in these investment alternatives. Generally, a participant’s account balance will be distributed upon death, termination of employment, retirement or on a fixed date, subject to certain limitations. In addition, and in the sole discretion of the plan administration committee, a participant may receive a distribution of all or a portion of his or her account balance in the event of an unforeseen emergency. Each of our Named Executive Officers, with the exception of Mr. Abdallah, participated in the Nonqualified Deferred Compensation Plan in 2016. Matching contributions made by CCH in 2016 for each executive officer are set forth in footnote 3 to the “Summary Compensation Table” above.

Severance and Change of Control Arrangements

During fiscal 2016, Messrs. Abdallah, Mednansky, Pennison, and Risley were eligible for severance benefits consisting of base salary continuation for a specified period under certain termination scenarios, as described below.

Mr. Abdallah — Under Mr. Abdallah’s November 21, 2016 employment agreement, upon a termination without Cause or a resignation for Good Reason, not as a result of death or disability and that occurs prior to a Change in Control, each as defined below, subject to his execution and revocation of a release agreement, Mr. Abdallah is entitled to continue to receive his base monthly salary plus a monthly amount equal to one-twelfth of Executive target annual bonus, in each case, in effect at the time of his date of termination, for a period of 18 months, and payment of his medical premiums for 18 months for the medical coverage that was in effect immediately prior to such termination. Additionally, Mr. Abdallah will receive additional vesting credit of 18 months for any equity incentive awards outstanding on the date of termination. Upon a termination without Cause or a resignation for Good Reason, not as a result of death or disability, that occurs during the two-year period after a Change in Control or by the Company without Cause prior to a Change in Control but at the request of a third party or otherwise in anticipation of a Change in Control, Mr. Abdallah will receive a cash severance payment equal to two time the sum of his base salary plus target bonus payable in a lump sum, 24 months of additional vesting credit for any equity incentive awards outstanding on the date of termination and payment of his medical premiums for 24 months for the medical coverage that was in effect immediately prior to such termination.

For the purposes of Mr. Abdallah’s employment agreement:

•

“Cause” is defined as (i) Failure by Executive to substantially perform material duties hereunder or to devote Executive’s full time and effort to Executive’s position with the Company, other than any failure resulting from death, illness or injury, or Disability, that continues after written notice requesting such performance; (ii) Executive’s material violation of a material Company policy that results in significant and demonstrable damage to the Company’s business or reputation, which, to the extent such failure is curable, Executive does not cure within a period of thirty (30) days after written notice of such failure is provided to Executive by the Company; (iii) Executive’s conviction of or plea of guilty or nolo contendere to any felony; or; (iv) breach of the confidentiality or non-compete covenants contained in Mr. Abdallah’s employment agreement.

•

“Good Reason” is defined as, without his consent, the relocation of his place of employment to a location more than 50 miles from his current location, a material reduction in his base salary or target bonus level, a material breach of the employment agreement, or a material diminution in his title and/or duties, responsibilities or authority. Prior to any of the above qualifying as “Good Reason,” Mr. Abdallah must provide the Company with notice and a 30-day period to cure any of the above.

•	“Change in Control” has the meaning set forth in the Company’s 2012 Long-Term Incentive Plan or any successor plan.

Mr. Mednansky — Upon Mr. Mednansky’s retirement as Chief Executive Officer, he received the following termination benefits in addition to payment of his accrued compensation through his date of retirement, including earned but unused vacation: (1) compensation through the end of his notice period of January 24, 2017 and (2) the accelerated vesting of 3,811 shares of restricted stock to November 22, 2016 which would have vested on April 1, 2017, as discussed above under “— Equity Incentive Plan Awards.”. The remaining shares will vest on the second, third and fourth anniversaries of the date of grant, subject to his continued service on the Company’s board of directors. Mr. Mednansky also continues to serve as a member of our Board of Directors and will be compensated as a non-employee director.

As of December 27, 2016, Mr. Mednansky held options to purchase 100,000 shares of common stock under the 2012 Plan, of which only 75,000 were vested, and 11,433 shares of unvested restricted stock. The vesting of these awards may be accelerated in connection with certain terminations following a Change of Control, as determined by the administrator of the 2012 Plan.

Mr. Pennison — Under Mr. Pennison’s employment agreement, upon a termination without Cause or a resignation for Good Reason, not as a result of death or disability and that occurs prior to a Change in Control, each as defined below, Mr. Pennison is entitled to continue to receive his base monthly salary for a period of 12 months and payment of his medical premiums for 12 months for the medical coverage that was in effect under CCH’s benefit plans immediately prior to such termination or resignation, provided that he receives COBRA benefits during this period. Upon a termination without Cause or a resignation for Good Reason that occurs within 180 days following a Change in Control, Mr. Pennison will be entitled to continue to receive his base monthly salary for a period of 18 months and payment of his medical premiums for 18 months for the medical coverage that was in effect under CCH’s benefit plans immediately prior to such termination or resignation, provided that he receives COBRA benefits during this period. All severance benefits payable upon a termination without Cause or a resignation for Good Reason are conditioned upon Mr. Pennison’s execution of a separation agreement and general release of claims in favor of CCH and its affiliates.

Upon termination due to disability, Mr. Pennison is entitled to receive 50% of his annual salary in addition to any disability insurance benefits received under CCH’s employee benefit plans, paid semi-monthly, in 12 equal installments.

CCH’s obligation to provide any of the severance benefits payable upon a termination without Cause, a resignation for Good Reason, or a termination due to disability will cease immediately in the event of Mr. Pennison’s violation of the confidentiality, non-compete, or non-solicitation covenants contained in his employment agreement. In addition, Mr. Pennison must repay CCH any such severance benefits received by him during the period of non-compliance with such confidentiality, non-compete and non-solicitation covenants, as determined by CCH in good faith.

Upon termination for any other reason, Mr. Pennison is not entitled to any severance or other termination benefits, but only to payment of his accrued compensation through the date of termination.

For the purposes of Mr. Pennison’s employment agreement:

•

“Cause” is defined as (i) a failure by Mr. Pennison to substantially perform his material duties under his employment agreement or to devote his full time and effort to his position with CCH (other than as a result of death, injury, illness, or disability), which, if curable, is not cured within 30 days after receipt of written notice of such failure; (ii) failure by Mr. Pennison to comply materially with all policies of CCH, which, if curable, is not cured within 30 days after receipt of written notice of such failure; (iii) commission by Mr. Pennison of an illegal act or an act not within the ordinary course of his responsibilities that exposes CCH to a significant level of undue liability (explicitly excluding a use by the Company of Mr. Pennison’s liquor license); (iv) Mr. Pennison’s conviction or plea of guilty or nolo contendre to any felony; or (v) breach of the confidentiality or non-compete covenants contained in Mr. Pennison’s employment agreement.

•

“Change in Control” is defined as either (i) the closing of a firm commitment underwritten public offering of common equity securities for gross cash proceeds to the issuer of at least $30,000,000, where the shares of the Company or CCH are listed on a national securities exchange or are quoted on NASDAQ; or (ii) the closing of a sale or transfer of all or substantially all of the assets of CCH in one or a series of transactions, the sale, exchange, or other disposition of a majority of the equity interests in the Company or CCH, or any transaction having similar effect (including, without limitation, a merger or consolidation), excluding certain sales or transfers within the Wagon’s controlled group.

•

“Good Reason” is defined as, without his consent, the relocation of his place of employment to a location more than 50 miles from his current location, a reduction in his base salary (other than a general cost reduction not exceeding 10%, that affects all salaried employees of CCH proportionally), a material breach by CCH of the employment agreement, or a material diminution in his title and/or duties, responsibilities or authority. Prior to any of the above qualifying as “Good Reason,” Mr. Pennison must provide CCH with notice and a 30-day period to cure any of the above.

As of December 27, 2016, Mr. Pennison held options to purchase 135,000 shares of common stock under the 2012 Plan, of which only 118,750 were vested, and 18,382 shares of unvested restricted stock. The vesting of these awards may be accelerated in connection with certain terminations following a Change of Control, as determined by the administrator of the 2012 Plan.

Mr. Risley — Pursuant to his employment agreement with CCH, Mr. Risley is entitled to similar severance and Change in Control benefits as those described and defined above with respect to Mr. Pennison’s employment agreement.

As of December 27, 2016, Mr. Risley held options to purchase 33,000 shares of common stock under the 2012 Plan, of which only 27,000 were vested, and 6,760 shares of unvested restricted stock. The vesting of these awards may be accelerated in connection with certain terminations following a Change of Control, as determined by the administrator of the 2012 Plan.

SECURITY OWNERSHIP

The following table presents information concerning the beneficial ownership of the shares of our common stock as of the Record Date by (1) each person known to us to beneficially own more than 5% of the outstanding shares of our common stock, (2) each of our directors and Named Executive Officers and (3) all of our directors and executive officers as a group. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock subject to options and warrants that are exercisable or exercisable within 60 days of the Record Date are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. There were 21,864,324 shares of common stock outstanding as of the Record Date. Unless indicated below, the address of each individual listed below is c/o Del Frisco’s Restaurant Group, Inc., 920 S. Kimball Ave., Suite 100, Southlake, TX 76092.

Name of Beneficial Owner	Shares of Common Stock	Percentage of Total Outstanding Common Stock (%)
5% Stockholders
FMR LLC(1)	2,413,647	11.0%
BlackRock, Inc.(2)	1,567,770	7.2%
Cardinal Capital Management, LLC(3)	1,446,879	6.6%
Dimensional Fund Advisors LP(4)	1,205,104	5.5%
Melvin Capital Management LP(5)	1,200,000	5.5%
Macquarie Group Limited(6)	1,182,539	5.4%
Fidelity National Financial, Inc.(7)	1,161,888	5.3%

Named Executive Officers
Norman J. Abdallah(8)	61,463	*
Mark S. Mednansky(9)	113,319	*
Thomas J. Pennison, Jr.(10)	163,114	*
Ray D. Risley(11)	34,183	*
Directors
David B. Barr(12)	33,695	*
Pauline J. Brown	—	*
Ian R. Carter	17,445	*
Richard L. Davis(13)	26,195	*
William Lamar Jr.(14).	13,920	*
All executive officers and directors as a group (14 persons)(15)	596,875	2.7%

*	Less than one percent.
(1)	Information with respect to FMR LLC is based solely on a review of the Schedule 13G/A it filed with the SEC on February 10, 2017. According to this Schedule 13G/A, FMR LLC has sole voting power with respect to 1,215,197 shares of common stock, sole dispositive power with respect to 2,413,647 shares of common stock and shared voting power and shared dispositive power with respect to no shares of common stock. FMR LLC’s address is 245 Summer Street, Boston, Massachusetts 02210.
(2)

Information with respect to BlackRock, Inc. is based solely on a review of the Schedule 13G/A it filed with the SEC on January 23, 2017. According to this Schedule 13G/A, BlackRock has sole voting power with respect to 1,522,339 shares of common stock, sole dispositive power with respect to 1,567,770 shares of common stock and shared voting power and shared dispositive power with respect to no shares of common stock. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.
(3)	Information with respect to Cardinal Capital Management, LLC is based solely on a review of the Schedule 13G/A it filed with the SEC on February 13, 2017. According to this Schedule 13G/A, Cardinal Capital Management has sole voting power with respect to 947,678 shares of common stock, sole dispositive power with respect to 1,446,879 shares of common stock and shared voting power and shared dispositive power with respect to no shares of common stock. Cardinal Capital Management’s address is Four Greenwich Office Park, Greenwich, CT 06831.
(4)	Information with respect to Dimensional Fund Advisors LP is based solely on a review of the Schedule 13G it filed with the SEC on February 9, 2017. According to this Schedule 13G, Dimensional Fund Advisors LP has sole voting power with respect to 1,173,788 shares of common stock, sole dispositive power with respect to 1,205,104 shares of common stock and shared voting power and shared dispositive power with respect to no shares of common stock. Dimensional Fund Advisors LP’s address is 6300 Bee Cave Road, Building One, Austin, Texas, 78746.
(5)	Information with respect to Melvin Capital Management LP is based solely on a review of the Schedule 13G/A it filed with the SEC on February 14, 2017. According to this Schedule 13G/A, Melvin Capital Management has sole voting power and sole dispositive power with respect to 1,200,000 shares of common stock and shared voting power and shared dispositive power with respect to no shares of common stock. Melvin Capital Management’s address is 527 Madison Avenue, 25th Floor, New York, NY 10022.
(6)	Information with respect to Macquarie Group Limited is based solely on a review of the Schedule 13G it filed jointly with Macquarie Bank Limited, Delaware Management Holdings Inc. and Delaware Management Business Trust with the SEC on February 14, 2017. According to this Schedule 13G, (i) Delaware Management Holdings Inc. and Delaware Management Business Trust each has sole voting power and sole dispositive power with respect to 1,182,158 shares of common stock and shared voting power and shared dispositive power with respect to no shares of common stock and (ii) each of Macquarie Group Limited and Macquarie Bank Limited has sole and shared voting and dispositive power with respect to no shares of common stock. The address for each of Macquarie Group Limited and Macquarie Bank Limited is s 50 Martin Place Sydney, New South Wales, Australia and the address for each of Delaware Management Holdings Inc. and Delaware Management Business Trust is 2005 Market Street, Philadelphia, PA 19103.
(7)	Information with respect to Fidelity National Financial, Inc. is based solely on a review of the Schedule 13D/A it filed jointly with Fidelity National Financial Ventures, LLC with the SEC on March 13, 2017. Each reporting person’s address is 601 Riverside Avenue, Jacksonville, FL 32204.
(8)	Includes 22,500 shares of common stock issuable upon exercise of options exercisable within 60 days of March 31, 2017.
(9)	Includes 75,000 shares of common stock issuable upon exercise of options exercisable within 60 days of March 31, 2017.
(10)	Includes 118,750 shares of common stock issuable upon exercise of options exercisable within 60 days of March 31, 2017.
(11)	Includes 27,000 shares of common stock issuable upon exercise of options exercisable within 60 days of March 31, 2017.
(12)	Includes 31,500 shares of common stock issuable upon exercise of options exercisable within 60 days of March 31, 2017.
(13)	Includes 31,500 shares of common stock issuable upon exercise of options exercisable within 60 days of March 31, 2017.
(14)	Includes 6,875 shares of common stock issuable upon exercise of options exercisable within 60 days of March 31, 2017.
(15)	Includes 395,625 shares of common stock issuable upon exercise of options exercisable within 60 days of March 31, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and persons who own beneficially more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them. To the Company’s knowledge, based solely on a review of the copies of such filings on file with the Company and written representations from its directors and executive officers, all Section 16(a) filing requirements applicable to the Company’s directors, officers and greater-than-ten-percent beneficial owners were complied with on a timely basis during the fiscal year ended December 27, 2016.

EXECUTIVE OFFICERS

For information about the executive officers of the Company, see Part I, Item 1 — Business, in the Company’s 2016 10-K.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with our initial public offering we implemented a written policy pursuant to which our Board of Directors will review and approve transactions with our directors, officers and holders of more than 5% of our voting securities and their affiliates (each, a related party). Prior to approving any transaction with a related party, our Board of Directors will consider the material facts as to the related party’s relationship with the company or interest in the transaction. Related party transactions will not be approved unless the audit committee has approved of the transaction.

Director Indemnification Agreements

The Company’s Bylaws permit us to indemnify our executive officers and directors to the fullest extent permitted by law, subject to limited exceptions. We have entered into indemnification agreements with each of our executive officers and directors that provide, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf. The form of indemnification agreement was approved by our Board of Directors prior to the completion of our initial public offering and therefore was not approved pursuant to the policy described above.

STOCKHOLDERS’ PROPOSALS

Only stockholders meeting certain criteria outlined in the Company’s Bylaws are eligible to submit nominations for election to the Board of Directors or to bring other proper business before an annual meeting. Under the Company’s Bylaws, stockholders who wish to nominate persons for election to the Board of Directors or bring other proper business before an annual meeting must give proper notice to the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Company. Therefore, notices regarding nominations of persons for election to the Board of Directors and other proper business for consideration at the 2018 annual meeting of stockholders must be submitted to the Company no earlier than January 18, 2018 and no later than February 17, 2018. Notices regarding nominations and other proper business must include certain information concerning the nominee or the proposal and the proponent’s ownership of common stock of the Company, in each case as set forth in the Company’s Bylaws. Nominations or other proposals not meeting these requirements will not be entertained at the annual meeting. The Secretary of the Company should be contacted in writing at our principal executive offices at Del Frisco’s Restaurant Group, Inc., 920 S. Kimball Avenue, Suite 100, Southlake Texas 76092.

In order to be included in the Company’s Proxy Statement and form of proxy relating to the 2018 annual meeting, stockholder proposals must be received by the Secretary of the Company no later than December 11, 2017. If timely notice of a stockholder proposal is not received by the Company, then the proxies named on the proxy cards distributed by the Company for the annual meeting may use the discretionary voting authority granted to them by the proxy cards if the proposal is raised at the Annual Meeting, whether or not there is any discussion of the matter in the Proxy Statement.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold common stock directly. Requests in writing should be addressed to: Del Frisco’s Restaurant Group, Inc., 920 S. Kimball Avenue, Suite 100, Southlake Texas 76092, Attention: Investor Relations.

ADDITIONAL INFORMATION

The Company’s annual audited financial statements and review of operations for fiscal 2016 can be found in the Company’s 2016 10-K. A copy of the 2016 10-K is being mailed concurrently with this Proxy Statement to each stockholder of record on the Record Date. The Company will furnish without charge a copy of the 2016

10-K, including the financial statements and any schedules thereto, to any person requesting in writing and stating that he or she was the beneficial owner of the Company’s common stock on March 31, 2017. The Company will also furnish copies of any exhibits to the 2016 10-K to eligible persons requesting exhibits at a cost of $0.50 per page, paid in advance. The Company will indicate the number of pages to be charged for upon written inquiry. Requests should be addressed to: Del Frisco’s Restaurant Group, Inc., 920 S. Kimball Avenue, Suite 100, Southlake Texas 76092, Attention: Investor Relations.

OTHER BUSINESS

The Board of Directors does not intend to present any other business for action at the Annual Meeting and does not know of any business intended to be presented by others.

Thomas J. Pennison, Jr.

Chief Financial Officer

Southlake, Texas

April 7, 2017

ANNUAL MEETING OF STOCKHOLDERS OF

DEL FRISCO'S RESTAURANT GROUP, INC.

May 18, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20330000000000000000 9 051817

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect three Class II directors to hold office until the 2020 annual meeting.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

○ David B. Barr	Class II Director
○ Pauline J. Brown	Class II Director
○ William Lamar Jr.	Class II Director

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

This proxy when properly executed will be voted as directed herein by the undersigned stockholder and in the discretion of the named proxies upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

DEL FRISCO'S RESTAURANT GROUP, INC.

Proxy for Annual Meeting of Stockholders on May 18, 2017

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Norman J. Abdallah, Thomas J. Pennison, Jr. and Kyle D. Gathright, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Del Frisco's Restaurant Group, Inc, to be held on Thursday, May 18, 2017, at 9:00 a.m., local time, at Del Frisco's Grille, 1200 E. Southlake Blvd., Southlake, Texas 76092, and at any adjournments or postponements thereof, as stated on the reverse side. If you sign and return this proxy but no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2 and in the discretion of the named proxies upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side.)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

DEL FRISCO'S RESTAURANT GROUP, INC.

May 18, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330000000000000000 9   051817

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect three Class II directors to hold office until the 2020 annual meeting.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

○ David B. Barr	Class II Director
○ Pauline J. Brown	Class II Director
○ William Lamar Jr.	Class II Director

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

This proxy when properly executed will be voted as directed herein by the undersigned stockholder and in the discretion of the named proxies upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

DEL FRISCO'S RESTAURANT GROUP, INC.

Proxy for Annual Meeting of Stockholders on May 18, 2017

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Norman J. Abdallah, Thomas J. Pennison, Jr. and Kyle D. Gathright, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Del Frisco's Restaurant Group, Inc, to be held on Thursday, May 18, 2017, at 9:00 a.m., local time, at Del Frisco's Grille, 1200 E. Southlake Blvd., Southlake, Texas 76092, and at any adjournments or postponements thereof, as stated on the reverse side. If you sign and return this proxy but no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2 and in the discretion of the named proxies upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side.)

1.1 14475